Exhibit 99.1

THE FINISH LINE APPOINTS LOU SPAGNA PRESIDENT, MAN ALIVE

30-Year Industry Veteran and Former Haggar Clothing Company Executive to Lead Man Alive

INDIANAPOLIS – November 12, 2007 – The Finish Line, Inc. (NASDAQ: FINL) today announced that Lou Spagna has been appointed President of Man Alive, one of the nation’s leading street fashion retailers. Mr. Spagna will report to Glenn Lyon, President of The Finish Line.

Mr. Spagna brings over thirty years of experience in the apparel retail industry and a proven track record of leading retail divisions to success.  Most recently, Mr. Spagna served as President of the retail division of Haggar Clothing Company in Dallas, TX.  Under his leadership, this division experienced 7 consecutive years of same store sales growth, making it a leader in the outlet retail segment.

“Lou has demonstrated his ability to improve profitability, develop high performance teams and lead retail businesses to success.  I look forward to working with him to create exciting new initiatives for Man Alive,” said Mr. Lyon.  “I also want to express our appreciation to the Bublick family for the service they have provided to Man Alive since its acquisition by The Finish Line.  We wish them well in their future endeavors.”

“I am excited about the opportunity to lead Man Alive and continue to build this concept,” said Mr. Spagna.  “My experience in the street fashion business gives me confidence that I can lead Man Alive to being a vibrant part of The Finish Line’s business.  I look forward to working with the Man Alive team to realize its potential for the benefit of all our shareholders.”

Prior to joining Haggar, Mr. Spagna served as President, Retail Division at Bugle Boy Industries, where he successfully restructured the division, creating growth and improving margins.  Previously, Mr. Spagna served as President of the “Menz” Division of Merry-Go-Round Enterprises, where he successfully redirected the merchandise mix to urban street wear.  As the Executive Vice President and General Manager of Melville Corp’s Chess King, Mr. Spagna led the re-merchandising of the 450 store chain, reversing several years of same store sales declines.  Earlier in his career, he held senior management positions at May Department Store Company.

About The Finish Line

The Finish Line, Inc. is one of the largest mall-based specialty retailers operating under the Finish Line and Man Alive brand names.  The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL.  The Company currently operates 706 Finish Line stores in 47 states and online, and 96 Man Alive stores in 19 states and online.  To learn more about these brands, visit www.finishline.com and www.manalive.com.

Forward-looking Statements

Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended. These forward looking statements generally can be identified by use of statements that include words such as “expect”, “anticipate”, “believe”, “plan”, and other similar words.

Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, but are not limited to: changing consumer preferences; the Company’s inability to successfully market its footwear, apparel, accessories and other merchandise; price, product and other competition from other retailers (including internet and direct manufacturer sales); the unavailability of products; the inability to locate and obtain favorable lease terms for the Company’s stores; the loss of key employees, general economic conditions and adverse factors impacting the retail athletic industry; management of growth; and the other risks detailed in the Company’s Securities and Exchange Commission filings.

The Company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Relations:
CONTACT:	Kevin S. Wampler, 317-899-1022, Extension 6914
Executive Vice President – CFO
THE FINISH LINE, INC., INDIANAPOLIS

Media Requests:
CONTACT:	Elise Hasbrook, 317-899-1022, Extension 6827
Corporate Communications Manager
THE FINISH LINE, INC., INDIANAPOLIS